Exhibit 3.513

	OFFICE OF SECRETARY OF STATE CORPORATIONS DIVISION 315 West Tower, #2 Martin Luther King, Jr. Drive	WARREN RARY
	Atlanta, Georgia 30334-1530	Director
(404) 656-2817
	Registered agent, officer, entity status information via the Internet	QUINTILIS B. ROBINSON
CATHY COX	http://www.sos.state.ga.us/corporations	Deputy Director
Secretary of State	TRANSMITTAL INFORMATION
GEORGIA LIMITED LIABILITY COMPANY
DO NOT WRITE IN SHADED AREA — SOS USE ONLY

DOCKET #	PENDING #	CONTROL #

DOCKET	DATE	AMOUNT	CHECK/
CODE	FILED	RECEIVED	RECEIPT #

TYPE CODE	EXAMINER	JURISDICTION (COUNTY) CODE

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM

1.	021430394

LLC Name Reservation Number

Gateway Landfill, LLC

LLC Name

2.	CT Corporation System

	Applicant/Attorney				Telephone Number

1201 Peachtree Street, N.E.

Address

	Atlanta	Georgia	30361

	City	State	Zip Code

3.	15880 N. Greenway-Hayden Loop, Suite 100

Principal Office Mailing Address

	Scottsdale	Arizona	85260

	City	State	Zip Code

4.	Corporation Process Company

Name of Registered Agent in Georgia

c/o Corporation Process Company, 180 Cherokee Street, N.E.

Registered Office Street Address in Georgia

	Marietta	Cobb	GA		30060

	City	County	State		Zip Code

5.	Name and Address of each organizer (Attach additional sheets if necessary)

	Jo Lynn White	15880 N. Greenway-Hayden Loop	Scottsdale	Arizona	85260

	Organizer	Address	City	State	Zip Code

	Organizer	Address	City	State	Zip Code

6.	Mail or deliver to the Secretary of State, at the above address, the following:
1) This transmittal form
2) Original and one copy of the Articles of Organization
3) Filing fee of $75.00 payable to Secretary of State. Filing fees are NON-refundable.

/s/ Jo Lynn White			July 17, 2002

Authorized Signature			Date

Member, Manager, Organizer or Attorney-in-fact (Circle one)

ARTICLES OF ORGANIZATION OF GATEWAY LANDFILL, LLC
I.
The name of the Limited Liability Company is Gateway Landfill, LLC.
II.
Management of the Limited Liability Company is vested in one or more officers whose names and addresses are as follows.
Donald W. Slager, Executive Vice President
15880 N. Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260
Terrance Brotherton, President
7111 Old Millington Road
Millington, Tennessee 38083
Dale L. Parker, Vice President
15880 N. Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260
Thomas P. Martin, Treasurer
15880 N. Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260
Jo Lynn White, Secretary
15880 N. Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260
Randall Arnold, Vice President
3950 50th SW
Birmingham, Alabama 35221
Bill Bucher, Assistant Secretary
7111 Old Millington Road
Millington, Tennessee 38083
Jenny L. Apker, Assistant Secretary
15880 N. Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260
This 17th day of July, 2002.
SECRETARY OF STATE
2002 JUL 18 P 2:44
CORPORATIONS DIVISION

/s/ Jo Lynn White Jo Lynn White
Organizer

ARTICLES OF CORRECTION
TO THE
ARTICLES OF ORGANIZATION
OF
GATEWAY LANDFILL, LLC
     Pursuant to Section 14-11-211 of the Georgia Limited Liability Company Act, Gateway Landfill, LLC, a Georgia limited liability company (the “Company”) hereby submits the following Articles of Correction:
     1. Articles of Organization of the Company were filed with the Georgia Secretary of State on July 18, 2002, a copy of which is attached hereto as Exhibit A (the “Articles of Organization”).
     2. Due to a clerical error, Article II is incorrect in its entirety because the management of the Company is vested in the members and not the officers of the Company.
     3. The Articles of Organization are hereby corrected by deleting the text of Article II in its entirety and substituting new text to read as follows:
     “The management of the limited liability company is vested in the members.”
     IN WITNESS WHEREOF, the undersigned, being the sole member of the Company, has caused these Articles of Correction to be executed this 19th day of June, 2006.

ALLIED WASTE NORTH AMERICA, INC.

By:	/s/ Steven M. Helm Name: Steven M. Helm
Title: Vice President — Legal